UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006
COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	000-49796 (Commission File Number)	74-3032373 (IRS Employer Identification No.)
6600 Wall Street, Mobile, Alabama 36695
(Address of principal executive offices, including zip code)
(251) 639-8100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Rule 10b5-1 Trading Plans
     On July 25, 2006, David A. Dye, Chairman of the Board of Directors of Computer Programs and Systems, Inc. (“CPSI”), and his wife, each entered into a written trading plan relating to future sales of a part of their shares of CPSI common stock. The trading plans are intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Mr. Dye’s trading plan becomes effective on October 1, 2006 and has a term of 24 months, expiring on September 30, 2008. During the term of his trading plan, the selected broker is authorized to sell up to 1,000 shares of Mr. Dye’s common stock every other month at such times as the broker, in its sole discretion, may select in accordance with the terms of the plan. Mr. Dye’s wife’s trading plan becomes effective on September 1, 2006 and has a term of 24 months, expiring on August 31, 2008. During the term of her trading plan, the selected broker is authorized to sell up to 2,000 shares of Ms. Dye’s common stock every other month at such times as the broker, in its sole discretion, may select in accordance with the terms of the plan. The Dyes entered into these trading plans in order to diversify their financial holdings.
     Immediately prior to entering into these trading plans, the Dyes owned a total of 110,000 shares of CPSI common stock. The trading plans authorize the selected broker to sell a total of 36,000 shares of CPSI common stock on behalf of the Dyes during the terms of the plans. Under the trading plans, the Dyes will have no control over the timing of any sales of their CPSI common stock.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Date: August 16, 2006	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and Chief Financial Officer